EXHIBIT 32

SIGNATURES

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

Thomas E. Jones, as Chief Executive Officer of CHAD Therapeutics, Inc. (the “Company”), and Earl L. Yager, as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, that

     (1)  the Company’s Quarterly Report of Form 10-Q for the quarterly period ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     (2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	February 12, 2004	/S/ Thomas E. Jones

Thomas E. Jones
Chief Executive Officer
Of
CHAD Therapeutics, Inc.

Dated:	February 12, 2004	/S/ Earl L. Yager

Earl L. Yager
Chief Financial Officer
Of
CHAD Therapeutics, Inc.